                                                                    Exhibit 2(n)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the following with respect to this Pre-Effective Amendment No. 2 (File No. 333-49969) under the Securities Act of 1933 and Pre-Effective Amendment No. 2 (File No. 811-08747) under the Securities Act of 1940 to the Registration Statement on Form N-2 of the Chartwell Dividend and Income Fund, Inc. (the "Fund"):

  + The inclusion of our report dated June 18, 1998 on our audit of the Statement of Assets and Liabilities and related notes of the Fund as of June 17, 1998, which report is included in the Pre-Effective Amendment to the Registration Statement.

  + The reference to our Firm under the heading "Experts" in the Prospectus.

/s/ Coopers & Lybrand L.L.P.
-----------------------------
COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
June 23, 1998